UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2012

G-III APPAREL GROUP, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-18183	41-1590959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
512 Seventh Avenue New York, New York		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 403-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously reported on the Form 8-K of G-III Apparel Group, Ltd. (the “Company”) filed on August 8, 2012, and the amendment thereto on Form 8-K/A filed on October 22, 2012, on August 7, 2012, the Company and its indirect wholly-owned subsidiary, VBQ Acquisition B.V. (the “Purchaser”), entered into a share purchase agreement (the “Purchase Agreement”), with Fashion Fund I B.V., pursuant to which the Purchaser acquired all of the outstanding shares of Vilebrequin International SA, a Swiss corporation (“Vilebrequin”).

The unaudited condensed consolidated financial statements of Vilebrequin and its subsidiaries for the six month period ended June 30, 2012 and notes thereto are attached hereto as Exhibit 99.1 and are being filed herewith.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Unaudited condensed consolidated financial statements of Vilebrequin and its subsidiaries for the six month period ended June 30, 2012 and notes thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2012	G-III APPAREL GROUP, LTD.

	By:	/s/ Neal S. Nackman
	Name:	Neal S. Nackman
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Unaudited condensed consolidated financial statements of Vilebrequin and its subsidiaries as of and for the six month period ended June 30, 2012 and notes thereto.